UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2010

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 12, 2010, Redbox Automated Retail, LLC (“Redbox”), a wholly-owned subsidiary of Coinstar, Inc. (“Coinstar”), entered into a rental revenue sharing agreement (the “Agreement”) with Warner Home Video (“Warner”), a division of Warner Bros. Home Entertainment Inc. Redbox estimates that it would pay Warner approximately $124 million, during the term of the Agreement, which is expected to last from February 1, 2010, through January 31, 2012.

Under the Agreement, Redbox agrees to license minimum quantities of theatrical and direct-to-video DVDs for rental at each of the more than 20,200 locations that have a DVD-rental kiosk owned and/or operated by Redbox in the United States. The DVDs licensed from Warner are expected to represent approximately 14.9% percent of the total DVDs licensed by Redbox for 2010. Under the Agreement, Redbox will make the DVDs available for rental 28 days after the “street date,” the earliest date established by Warner on which the DVDs are initially made available on physical home video formats to consumers, whether on a rental or sell-through basis. In addition, and pursuant to the terms of the Agreement, Redbox will move to voluntarily dismiss its lawsuit against Warner relating to Redbox’s access to Warner titles.

Certain statements in the foregoing paragraphs are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Redbox’s relationship with Warner relating to, among other things, a DVD rental revenue sharing arrangement. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Redbox or Warner, including those beyond our or Redbox’s control. Such risks and uncertainties include, but are not limited to, the 28-day rental window, the early termination or the renegotiation on materially adverse terms of the Agreement, and failure to abide by the terms and requirements of the Agreement. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Warner, please review “Risk Factors” described in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as other filings. These forward-looking statements reflect Coinstar’s expectations as of the date hereof. Coinstar undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: February 16, 2010	By:	/s/ Donald R. Rench
Donald R. Rench
General Counsel and Corporate Secretary

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